EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-184445) of our report dated December 18, 2014, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
Philadelphia, Pennsylvania
December 18, 2014